UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, Susan Wojcicki resigned as a member of the Board and the Compensation Committee of the Board, effective as of December 13, 2012. The resignation was not as a result of any disagreement with the Company. Rather, Ms. Wojcicki chose to resign due to time constraints and her need to focus on her significant responsibilities as senior vice president of product management and engineering for all advertising products at Google.

On December 13, 2012, the Board elected Tina Sharkey as a Class II member of the Board to fill the vacancy created as a result of the resignation of Ms. Wojcicki, and also appointed Ms. Sharkey to serve on the Compensation Committee.

The Board determined that Ms. Sharkey qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the Nasdaq Stock Market (“Nasdaq Rules”) and satisfies the requirements for compensation committee members under the rules and regulations of the SEC and applicable Nasdaq Rules. The Board also determined that Ms. Sharkey is a “non-employee director” as such term is defined by the rules and regulations of the SEC.

Ms. Sharkey will be entitled to the compensation provided to other non-employee members of the Board and Audit Committee as described under the heading, “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2012, such description is incorporated into this Item 5.02 by reference.

The following is Ms. Sharkey’s biography:

From 2007 to 2012, Ms. Sharkey, age 48, served as Chairman and Global President of BabyCenter LLC, a wholly-owned subsidiary of Johnson and Johnson. Prior to that, Ms. Sharkey held various positions, including Senior Vice President, General Manager of America Online Inc. from 2003 to 2006. From 2004 to 2006, Ms. Sharkey served as Senior Vice President and General Manager a portfolio of AOL properties including AOL.com and AOL Instant Messenger. Ms.Sharkey holds a B.A. from the University of Pennsylvania.

There are no family relationships between Ms. Sharkey and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: December 13, 2012	By:	/s/ Melissa Frugé

Melissa Frugé Vice President & General Counsel